EXHIBIT 10.27

BUILDING LEASE

BY AND BETWEEN

CHALET PROPERTIES, LLC
a Colorado Limited Liability Company

as “Landlord”

AND

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC
a Colorado Corporation

as “Tenant”

TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	4

2.	PREMISES AND LANDLORD ASSURANCES	8

3.	TERM	9

4.	DELIVERY DATE	9

5.	RENT	10

6.	OPTION TO RENEW	10

7.	CONDITION OF THE PREMISES	10

8.	USE, EXCLUSIVE USE AND GOING DARK	11

9.	UTILITIES	13

10.	REPAIRS AND MAINTENANCE	13

11.	COSTS	15

12.	TAXES	17

13.	INSURANCE	18

14.	ALTERATIONS	20

15.	SIGNS	24

16.	COMPLIANCE WITH PUBLIC LAWS AND GOVERNMENTAL AUTHORITIES	24

17.	HAZARDOUS SUBSTANCES	25

18.	INDEMNIFICATION, WAIVER AND RELEASE	26

19.	DAMAGE BY FIRE OR OTHER CASUALTY	28

20.	EMINENT DOMAIN	29

21.	SUBORDINATION, ATTORNMENT AND ESTOPPEL LETTER	30

22.	TENANT DEFAULT AND REMEDIES	31

23.	LANDLORD DEFAULT AND REMEDIES	33

24.	ASSIGNMENT, SUBLETTING AND OWNERSHIP	34

25.	CONTINGENCIES	36

26.	MISCELLANEOUS	36

EXHIBITS

Exhibit A	Legal Description

Exhibit B	Work Letter

Exhibit C	Memorandum of Lease

Exhibit D	Landlord’s Release and Waiver

Exhibit E	Sample Signs

Exhibit F	Subordination, Attornment, and Non-Disturbance Agreement

Exhibit G	Rent Commencement Date Memorandum

Exhibit H	Covenant Documents

Exhibit I	Option

Exhibit J	Rules, Regulations and Exclusives

Exhibit K	Reserved

Exhibit L	Reserved

LEASE

THIS LEASE (Lease) is made as of this 8th day of December, 2010, by and between Landlord and Tenant.

WITNESSETH:

In consideration of the mutual covenants and promises of the parties, it is hereby agreed as follows:

1.                                           Basic Lease Provisions

In addition to the terms which are defined throughout this Lease, the following defined terms are used in this Lease:

a.                                            “Additional Rent” shall mean any sum of money which this Lease requires Tenant to pay in addition to Minimum Rent, including Tenant’s proportionate share of the Costs.

b.                                           “Building” shall mean the building located at 3350 S. Clack Street, Abilene, Texas, containing the Building and Property which is constructed or to be constructed on a portion of the real property described in Exhibit A.

c.                                            “Common Area” Reserved

d.                                           “Covenant Documents” shall mean those documents if any, listed in Exhibit H which is incorporated herein by this reference, as such documents may be amended, supplemented or superseded from time to time.

e.                                            “Effective Date” shall mean the date upon which mutually executed counterparts of this Lease are signed by the last signatory hereto.

f.                                              “Force Majeure” shall apply whenever a period of time is provided in this Lease for either party to do or perform any act or thing, (except for the payment of monies by Tenant), there shall be excluded from the computation of such period of time any delays due to strikes, riots, acts of God, shortages of labor or any cause or causes, whether or not similar to those enumerated, beyond a party’s reasonable control or the reasonable control of its agents, servants, employees and any contractor engaged by them to perform work in connection with this Lease.

g.                                           “Hazardous Substances” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials, is: (a) potentially injurious to the public health, safety or welfare, the environment, the Property or the Building and any improvements located thereon; or, (b) regulated or monitored by any applicable Governmental Authorities; or (c) a basis for potential liability of Landlord to any governmental agency or third party under any applicable environmental statute or common law theory. Hazardous Substance shall also include, but not be limited to: asbestos (in any form); hydrocarbons; petroleum products; gasoline; crude oil; or any products or by products thereof; “Hazardous Substances,” or “toxic substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Hazardous Substances Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Federal Clean Water Action, as amended or “Hazardous Substances” or “toxic substances” as defined under any other federal, state or local environmental law, regulation, ordinance, rule or law, whether existing as of the date hereof, previously enforced or subsequently enacted (Environmental Laws).

h.                                           “Initial Lease Term” shall mean a period of One Eighty (180) full months beginning on the Rent Commencement Date.

i.                                               “Landlord’s Address” shall be:

12612 W. Alameda Parkway

Lakewood, Colorado 80223

attention:                                             Zephyr Isely , Co-Managing

j.                                               “Lease Commencement Date” shall mean the first business day following the Execution Date.

k.                                            “Lease Year” shall mean (i) the first Lease Year shall be a period beginning on the Ready for Occupancy Date and ending upon the expiration of the twelfth (12) consecutive full calendar month thereafter; (ii) after the first Lease Year, a Lease Year shall be a period of 12 consecutive full calendar months commencing on the first day following the first Lease Year, and each anniversary thereof.

1.                                            “Minimum Rent” shall mean a reserved minimum rent for the Building and Property (including the extension terms specified below) payable in monthly installments (plus rental payments for any partial month of occupancy prior to the commencement of the first full calendar month of the Initial Lease Term) payable as follows:

Initial Lease Term to begin on the Rent Commencement Date

Minimum Rent	Annual	Monthly
Per Sq. Ft.	Minimum Rent	Minimum Rent	Lease Year

N/A	$2,250,000	$12,500	1-15

First Extension Term

Minimum Rent	Annual	Monthly
Per Sq. Ft.	Minimum Rent	Minimum Rent	Lease Year

N/A	$810,000	$13,500	16-20

Second Extension Term

Minimum Rent	Annual	Monthly
Per Sq. Ft.	Minimum Rent	Minimum Rent	Lease Year

NA	$840,000	$14,000	21-25

All Minimum Rent is “NNN” or “Net-Net-Net” meaning that the Tenant will also pay its Pro Rata Share of the: Costs, real property insurance, and maintenace (as applicable and as limited by the terms of this Lease); and,

m.                                         “Notice” shall mean written notice from one party to the other in accordance with the provisions of this Lease.

n.                                           “Permitted Use” shall mean the operation of a natural food grocery store which includes (i) the sale of foods, vitamins and supplements, including the wholesale and retail sale of natural whole and prepared foods, canned goods and groceries, frozen and fresh vegetables, meats and sandwiches, dairy products, products of massage therapists, books and other reading materials, (ii) the operation of a juice bar, delicatessen, coffee bar and/or bakery and kiosks carrying the products of third party vendors, and (iii) the sale of products customarily carried by large wholesale and retail natural food stores such as Whole Foods and Vitamin Shoppe, (iv) the offering of therapeutic or “chair” massages; (v) the operation of kiosks in the Building and Property carrying products typical of those contained in an natural food grocery store by third-party vendors; and (vi) lectures on various subjects.

o.                                           “Property” shall mean the property leased to the Tenant as measured by the Rentable Area and which is more fully described in Exhibit A.

p.                                           “Pro Rata Share” when used herein shall mean the Tenant’s share of any expense, cost, or fee, and will be defined as a percent rounded to the nearest hundredth, the denominator of which shall be the gross Rentable Area of the Building, and the numerator of which shall be the Rentable Area of the Building and Property. Under this Lease, the Tenant’s Pro Rata share shall be 100%.

q.                                           “Ready For Occupancy” shall mean the date that is the later of: (i) the date Tenant has obtained all building and other permits necessary for it to begin its Tenant Work; and (ii) the date Tenant takes possession of the Building and Property to begin its Tenant’s Work with the understanding that Tenant will take possession within five (5) business days of the later of the dates defined by subsections (i) and (ii) of this subsection.

r.                                              “Ready for Occupancy Date” and or “Delivery Date” shall be the date that the Landlord delivers the Building and Property, Ready for Occupancy as that date is more specifically defined in paragraph 4(a) below.

s.                                            “Real Estate Taxes” shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building and Property by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against the Property or Building as a result of the operation of the Building. Notwithstanding the foregoing, or any provision in this Lease to the contrary, Real Estate Taxes as defined herein shall not include (unless assessed as a replacement or substitution of Real Estate Taxes: (i) any gift or inheritance tax; (ii) any transfer or similar tax incurred as a result of the sale of the Property or Building; (iii) any excise or similar tax; (iv) any tax on profits earned by Landlord in the operation of the Property or Building; (v) any capital levies; (vi) any excise tax; and, (vii) any late charges, fees or penalties assessed against the Property or Building. Notwithstanding the foregoing, the Tenant will pay any Real Estate Tax attributable solely to the Tenant’s operations.

t.                                              “Rent” shall mean collectively the Minimum Rent and Additional Rent.

u.                                           “Rentable Area” shall mean the area of the Building and Property or any other portion of the Building, in square feet, calculated by measuring from the middle of any demising or interior walls and to the middle of any exterior walls. The Rentable Area of the Building will not include the area of any: (i) mezzanines used for any purpose other than as a sales area; (ii) compressor room; (iii) offices; or (iv) outside sales or seating areas.

v.                                           “Rent Commencement Date” shall mean the date that is four (4) full months following the Ready for Occupancy Date. If said date is other than the first day of a month, then the Tenant will pay a prorated proportion of the Minimum Rent and Common Area Expenses (based on the number of days in said month) to the end of said month, and the Rent Commencement Date will be the first day of the month that follows.

w.                                         “Security Deposit” none.

x.                                             “Shopping Center” Reserved.

y.                                           “Tenant” shall mean Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation d/b/a Natural Grocers by Vitamin Cottage. Tenant will operate under the name “Natural Grocers by Vitamin Cottage” or by such other trade name as it shall be using at any time during the term or any renewal of this Lease.

z.                                             “Tenant’s Address” shall mean:

12612 W. Alameda Parkway

Lakewood, Colorado 80223

attention:                                                  Kemper Isely, Co-President

2.                                           PREMISES, QUIET ENJOYMENT, AND LANDLORD ASSURANCES

a.                                            Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Building upon the terms and conditions set forth in this Lease.

The legal description of the Building is described in Exhibit A, attached hereto and made a part hereof. The boundaries and location of the Building and Property are outlined in red or crosshatched on the Site Plan attached hereto as Exhibit A and made a part hereof.

b.                                           This Lease shall also be subject to the Covenant Documents recorded relative to the Property provided that in the event of a conflict between the paragraphs contained in this Lease and any amendment to such Covenant Documents, this terms of this Lease shall prevail, and further provided that Landlord shall not agree to any amendment, modification, alteration or cancellation of such Covenant Documents if the same would materially adversely alter any term, covenant or condition of this Lease which is to the Tenant’s benefit without Tenant’s prior written approval, which will not be unreasonably withheld, conditioned, or delayed. This Lease is also contingent upon the Tenant’s approval of the Covenant Documents on or before the Effective Date hereof.

c.                                            Landlord represents and warrants that Tenant shall at all times during the term of this Lease, enjoy non-exclusive cross access for ingress and egress by vehicular and pedestrian traffic between the Building and Property and any adjacent property to which the Covenant Documents apply. If at any time such cross access is restricted in such a way as to materially and adversely impair access to the Tenant’s business and such access is not reinstated within thirty (30) days, Tenant shall have the right (after providing written notice) to terminate this Lease within sixty (60) days after the thirtieth day of such occurrence. The preceding sentence, however, shall not apply to any public road closures, temporary or permanent.

d.                                           To induce Tenant to execute this Lease, and in consideration thereof, Landlord represents and warrants as follows that as of the Delivery Date:

i.                                          Landlord shall have good and marketable title to the Building and Property free of all liens, encumbrances, easements, restrictions, rights, and conditions of record or known to Landlord, except: those (1) that are of record, including the Covenant Documents; or (2) which do not restrict Tenant’s Permitted Use in any material way; or (3) that are no more restrictive than the rules and obligations expressly set forth in this Lease or the Covenant Documents. Landlord will provide Tenant with a copy of the Covenant Documents all of which must be approved by the Tenant before the Lease is signed;

ii.                                       To the best of Landlord’s knowledge, there are no restrictions or other legal impediments either imposed by law (including applicable zoning and building ordinances) or by any other instrument that would prevent the use of the Building and Property for the Permitted Use;

iii.                                    Landlord has not received notice nor has Landlord any knowledge of any violation of any law, regulation, ordinance, order, or other requirement of any governmental authority having jurisdiction over or affecting any part of the Building and Property. If at any time during the term of this Lease applicable law shall render the Building and Property unusable for the Permitted Use, or if Landlord shall breach any of Landlord’s warranties and representation herein made, or if Landlord shall default in the performance of any of its obligations in this Lease, then Tenant, without waiving any other benefits Tenant may have on account thereof, may terminate this Lease by giving Landlord Notice thereof; and

iv.                                   Landlord agrees to indemnify Tenant from and against any and all loss and damage, including any court costs or reasonable attorney fees that may be incurred by Tenant on account of any failure or defect in Landlord’s title or right to enter into this Lease.

e.                                            Subject to Tenant paying the Rent herein provided and performing all the covenants and conditions of this Lease on its part to be performed, Landlord and Landlord’s successors and assigns, covenant and warrant that Tenant shall and may at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Building and Property.

3.                                           TERM

a.                                            The Initial Lease Term of this Lease shall commence on the Rent Commencement Date and shall terminate on the last day of the Initial Lease Term. When the Rent Commencement Date has been established, a Rent Commencement Date Memorandum attached hereto as Exhibit G and made a part hereof, shall be executed by Landlord and Tenant.

b.                                           Reserved

4.                                           DELIVERY DATE

a.                                            The Ready for Occupancy Date shall be the Lease Commencement Date.

b.                                           Reserved.

c.                                            From the Ready for Occupancy Date to the Rent Commencement Date, Tenant shall have no obligation to pay Minimum Rent but will pay Tenant’s Pro Rata Share of Costs, Taxes and Insurance, and all other terms of this Lease (including but not limited to the obligations to carry the insurance required in this Lease) shall be in effect during such period . Notwithstanding the foregoing, any entry upon or occupancy of the Building and Property by

Tenant prior to the Rent Commencement Date, shall be at Tenant’s sole risk and shall in all respects be the same as that of the Tenant under this Lease. In addition, Tenant shall not, during any such occupancy, interfere with Landlord’s Work either to the Building and Property or to the Building.

d.                                           The work to be done by either party and all delivery dates in this Article 4 are subject to Force Majeure.

e.                                            There shall be no Tenant Finish Allowance.

5.                                           RENT

a.                                            Commencing on the Rent Commencement Date and throughout the Initial Lease Term and any renewal(s), Tenant covenants and agrees to pay to the Landlord as rent for the Building and Property, the Minimum Rent set forth in Article 1 and any Additional Rent described in this Lease.

b.                                           Unless otherwise permitted hereunder or by other agreement between Landlord and Tenant, every installment of Minimum Rent and Additional Rent shall be payable without setoff, abatement or deduction, without notice or demand, in advance, on or before the first business day of each calendar month during the Initial Lease Term and any renewal(s). Minimum Rent, Additional Rent and all other rent and charges for any period during the Initial Lease Term or any renewal(s) which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Minimum Rent and Additional Rent shall be paid at Landlord’s Address or at such other address or addresses as Landlord may from time to time designate by Notice in writing.

c.                                            Tenant intends to make electronic payments, and Landlord agrees, prior to the Rent Commencement Date, to furnish Tenant with the routing and other information necessary to make such electronic payments. In the event Tenant pays Rent by means of a check mailed through the United States Postal Service and such envelope is postmarked and placed in the United States mail, first class postage, prepaid, and properly addressed to Landlord no later than the first business day of the month in which such payment is due, then Tenant shall not be deemed to be late on such payment to the extent it arrives after the first business day of the month.

6.                                           OPTION TO RENEW .

The Tenant will have the option to renew the Lease subject to the terms of Exhibit I.

7.                                           CONDITION OF THE BUILDING

a.                                            The Building is delivered to the Tenant “AS-IS” and “WHERE-IS”, it being understood that in consideration of the negotiated Minimum Rent and for other consideration, the

Building will be delivered with all faults. There shall be no warranties of any nature or kind and the Tenant agrees that it will take the Building under such circumstances; except that the Landlord: (i) will mitigate at its sole cost and expense and any environmental issues including the remediation of any Hazardous Substances; and, (ii) will, for the Initial Lease term and any renewal thereof) mitigate any pest, rodent, or similar infestation problem (if any) in, on, or around the exterior of the Building and Property.

b.             Landlord shall, within thirty (30) days of the Rent Commencement Date, deliver to Tenant copies of all applicable warranties, along with an assignment of such warranties.

c.             Except for any ongoing warranties granted by this Article or this Lease, and except by occupying the Building and Property to complete the Tenant Work and install fixtures, facilities or equipment; by occupying the Building and Property as a Tenant following the Ready for Occupancy Date. Tenant shall be deemed conclusively to have accepted the Building and Property and to have acknowledged that the Building and Property are in the condition required by the Work Letter.

d.             Tenant shall maintain the exterior and structural portions of the Building and Property in a sealed state for the duration of the Term of this Lease including, without limitation, any renewals periods as set forth in this Lease as more specifically set forth in the maintenance provisions of this Lease. Tenant shall provide a program of pest control for the Building.

8.             USE, EXCLUSIVE USE AND GOING DARK

a.             Tenant shall have the right to use and occupy the Building and Property only for the Permitted Use described in Article 1.

b.             So long as Tenant is operating the Permitted Use and is not in default under this Lease beyond any applicable period of notice and cure, Tenant is hereby granted the following exclusive use in the Building: the operation of a business for the Permitted Use. In the event Landlord violates the Exclusive Use and is unable to cure the same pursuant to the preceding sentence, then Minimum Rent (but not Additional Rent) shall abate and, in lieu thereof, Tenant will pay 1/2 Minimum Rent (plus Additional Rent, i.e., its Pro Rata Share of Costs, Landlord’s insurance attributable to the Building , and Real Estate Taxes) (Alternative Minimum Rent) for the period of time during which such violation continues. If any such violation continues for more than eighteen (18) full calendar months after the payment of Alternative Minimum Rent commences (Correction Deadline), then Tenant, at its sole discretion, shall have the one-time right to either: (i) terminate this lease by giving thirty (30) days written notice of termination delivered to Landlord within thirty (30) days after the Correction Deadline, or (ii) automatically revert to full Minimum Rent effective as of the expiration of the Correction Deadline. This notwithstanding, in the event another occupant or tenant leasing space in the Property violates the Exclusive Use without Landlord’s permission or consent (a “Rouge Tenant”), Tenant shall deliver written notice of such violation to Landlord and Landlord shall cause such tenant to cease violation of the Exclusive Use, which may include seeking injunctive relief to enjoin or restrain such tenant from violating the Exclusive Use, during which time Landlord shall not be deemed to be in violation of its obligations under this Lease.

c.             Tenant’s Operation of the Building and Property

i.              The Permitted Use shall not include any use which violates any applicable laws, or any restriction or restrictive use previously granted by Landlord to any other tenant nor shall such use violate any of the restrictions set forth in Exhibit J.

ii.             Tenant shall not commit any waste or permit any nuisance upon the Building and Property or overload the floors thereof or conduct any auction, fire, bankruptcy, liquidation or going-out-of-business sales upon the Building and Property without first obtaining the written consent of Landlord. Tenant shall not permit anything to be done in or around the Property which would interfere with or increase the Landlord’s insurance.

iii.            Tenant shall open for business from the Building and Property as a fully stocked and staffed prototypical Natural Grocers by Vitamin Cottage store for at least one (1) day during the first Lease Year. Tenant will operate its business upon the Building and Property in a first class and reputable manner. Tenant shall be open for business during its normal and usual hours, which are Mondays through Fridays 9:00 a.m. to 8:04 p.m., Saturdays 9:00 a.m. to 7:03 p.m., and Sundays 11:00 a.m. to 6:06 p.m.; provided, however, that Tenant may change the hours of operation in its reasonable discretion, so long as such hours of operation are typical for retail stores that are similar to the operation of a business for the Permitted Use.

iv.            Tenant shall keep the Property well lit and in a neat and clean condition throughout the Initial Lease Term and any renewal(s).

d.             Notwithstanding the foregoing, or anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond applicable cure periods, Tenant shall have the option in its sole discretion to discontinue its operations in the Building and Property (Go Dark Option) by providing at least sixty (60) days prior written notice to Landlord (Go Dark Notice) of the date on which Tenant intends to cease operations (Go Dark Date). So long as Tenant continues to timely pay the Minimum Rent, Additional Rent and other fees due under this Lease, Tenant shall not be deemed in default hereunder as a result of discontinuing its operations in connection with exercise of the Go Dark Option. Notwithstanding the foregoing, if Tenant exercises the Go Dark Option and does not resume operations within ninety (90) days from the Go Dark Date, Landlord shall have the option to terminate this Lease by providing written notice to Tenant (Go Dark Termination Notice) at any time following the end of such ninety (90) day period; and as a result, this Lease shall terminate thirty (30) days following delivery thereof (the Go Dark Termination Date).

In the event Landlord delivers the Go Dark Termination Notice in accordance with the terms and conditions set forth herein: (i) Tenant shall continue to pay all Minimum Rent and Additional Rent through the Go Dark Termination Date; (ii) Tenant shall surrender possession of the Building and Property as of the Go Dark Termination Date in accordance with the provisions of this Lease; (iii) this Lease shall terminate as of the Go Dark Termination Date as if the Go Dark Termination Date were the date originally stipulated for the expiration of the Term; and (iv) nothing herein shall relieve Tenant of any obligations which accrued hereunder prior to the Go Dark Termination Date. If Tenant discontinues its operations in the Building and Property, but fails to continue to make payments as described herein, than Tenant shall be in default of this Lease and Landlord shall be entitled to exercise all rights and remedies provided in this Lease.

9.             UTILITIES

a.             From and after the Ready for Occupancy Date and at all times during the Initial Lease Term and any renewal, Tenant covenants and agrees to pay, prior to delinquency, the costs and charges for all utilities, including but not limited to gas, propane, electricity, water, sewer, telephone and trash service used and consumed by Tenant, its employees, agents, servants, customers and other invitees in the Building and Property, and to the extent possible shall contract for the same in its own name and on separate meters. If Tenant fails to pay any such charges, Landlord may, at its option, pay the same for and on Tenant’s account, in which event Tenant shall promptly reimburse Landlord therefore, together with interest at one percent (1%) per month from the date of expenditure until paid. Landlord shall have no liability for interruption of any utility service, and Tenant may not abate rent, unless due to Landlord’s gross negligence or willful misconduct, but Landlord shall in any event diligently proceed to have such utility service promptly restored.

b.             Landlord, at Landlord’s expense, shall furnish to the Building and Property the necessary stubs (fully usable and ready for attachment to the service to the Building and Property) all utilities including water, sewer, gas, telephone, and electricity. Landlord shall also, at Landlord’s expense, install meters (if meters are not already on the Building and Property) to separately measure Tenant’s consumption of water, and electrical and gas energy. Tenant shall keep meters and installation equipment in good working order and repair at Tenant’s sole cost and expense; failure to do so may allow Landlord to cause such meters and equipment to be replaced or repaired, and collect the cost thereof from Tenant as Additional Rent. If any utility cannot be separately metered or separately determined, Tenant agrees to pay its Pro Rata Share thereof which shall be determined by a flow meter to be installed by Landlord.

10.          REPAIRS AND MAINTENANCE

a.             Except for the maintenance and repairs required of the Landlord pursuant to paragraph 10(f-h) below, Tenant shall maintain, replace, repair and keep all portions of the Building and Property which include but are not limited to interior wall surfaces from the face of any wall studs inward, doors, door hardware, plumbing, electrical and mechanical equipment which exclusively serve the Building and Property) in good order, operating condition and repair. Tenant shall also maintain all Tenant signage, trade fixtures, improvements, and equipment in good order, operation, condition, and repair. Tenant will keep the Building and Property in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of any health officers, building inspectors or other proper officers of the governmental agencies in the county in which theBuilding and Property is located; and such other local, state or federal governmental authorities with jurisdiction over the Building and Property (collectively, the “Governmental Authorities”). Tenant shall permit no injury to the Building and Property, and shall, at its own cost and expense, replace with glass of the same or better quality any damaged or broken glass, including plate glass or other breakable materials used in structural portions of any interior or exterior windows and doors on the Building and Property.

b.             Tenant shall dispose of all trash and waste materials in outside trash containers to be located in the designated trash areas or enclosures. Tenant shall flatten all boxes for dumping of trash.

c.             Tenant shall, at its own cost and expense, replace any light bulbs, frames, ballasts, and accessory parts thereof on the Building and Property that may be broken or damaged during the Initial Lease Term and any renewal(s).

d.             Tenant shall, at its sole cost and expense, contract directly with a janitorial service provider of Tenant’s choice, to provide janitorial services for the Building and Property at the hours and on the days required by Tenant.

e.             In addition to other rights and remedies available to Landlord pursuant to this Lease, if Tenant fails to perform Tenant’s obligations under this Article 10, Landlord may enter upon the Building and Property after forty-five (45) days’ prior written Notice to Tenant (except in the case of an emergency, in which case no Notice shall be required), perform such obligations on Tenant’s behalf, and put the Building and Property in good order, condition and repair, at Tenant’s expense. Notwithstanding the foregoing, in the event Tenant commences any repair or maintenance as required hereunder during said 45-day period, but is unable to complete the same using commercially reasonable efforts, Tenant will be permitted to complete such repair or maintenance so long as Tenant is diligently pursuing completion of the same.

f.              Upon termination of the Lease, Tenant agrees to leave the Building and Property in good condition and broom-clean, allowance being made for ordinary wear and tear. Tenant agrees that at the end of the term of this Lease any improvements made by Tenant and not removed by Tenant within thirty (30) days of the later of: (i) the date this Lease terminates; and (ii) Tenant’s receipt of Notice from Landlord, shall become the property of Landlord and remain upon the Building and Property, subject to the terms of Exhibit D attached hereto.

g.             If Landlord, in Landlord’s sole discretion, should elect to alter or change the architectural design or appearance of the Building or Property or the design criteria for signage of the Building and Property, Landlord may, at Landlord’s cost and expense, remodel the storefront of the Building and Property and Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in the alteration of Tenant’s exterior signage so as to comply with the new architectural design or design criteria for signage. Notwithstanding the foregoing, any alteration or change to the architectural design or appearance of the Building and Property or the design criteria for signage shall not unreasonably interfere with Tenant’s operation of its business in the Building and Property or ingress and/or egress thereto. The Landlord agrees to work with the Tenant to put a plan in place before construction begins that will assure that Landlord will use it good faith best efforts to minimize the impact of the construction work on theBuilding and Property and the Tenant’s business.

11.          COSTS

a.             Subject to subsection 11(c) below, Tenant shall pay all costs associated with the maintenance and upkeep of the Building and the Property.

b.             Landlord shall not erect, construct, or install or allow to be erected, constructed, or installed any subsequent signage, buildings or other improvements, (either permanent or temporary in nature) or make any changes to the Property which would materially obstruct or diminish the general proximity of the parking field to the Tenant’s front door, materially diminish signage, visibility of, or the access to the Building and Property or otherwise materially interfere with the traversing of vehicular and/or pedestrian traffic from nearby public roadways.

c.             As part of the costs referred to in subsection (a) above, Tenant shall pay to Landlord its Pro Rata Share of all “Costs”, as defined below. As used in this Lease, the term “Costs” means costs reasonably incurred for operation, maintenance and repair of the Building and Property and supervision thereof repairing, surfacing, sealing, repainting and restriping the parking areas, cleaning, sweeping and other janitorial services, sanitation, snow and ice removal, maintenance of refuse receptacles, maintenance, irrigation and replanting existing landscaping, repairing directional signs and other markers, payment of utility costs consumed in the Property, and maintenance of lighting and other utilities. In no event shall the term “Costs” as defined herein, include any “Capital Expenditures”. Landlord and Tenant agree that ordinary roof maintenance, repair, and exterior painting touch up shall be included as a Costs to the extent not specifically allocated to tenants.

Capital Expenditures shall mean those expenditures which, in accordance with generally accepted accounting principles are not fully chargeable to current expense in the year the expenditure is incurred in which case such Capital Expenditure shall be amortized over the useful life of the expenditure and shall be charged as a Cost according to each year’s amortized depreciation. Landlord shall use its best effort to minimize such costs of operation and maintenance in a manner consistent with good real estate practices.

d.             Notwithstanding anything in this Lease to the contrary the following will not be deemed to be a Cost and will not be used to calculate the same:

i.              Capital Expenditures, except if the expense is amortized on a straight-line basis over the useful life of the item in question, as determined by generally accepted accounting principals, so that Costs for each calendar year includes only the annual amortized amount for that calendar year;

ii.             payments by Landlord to affiliates of Landlord to the extent the same exceed the expenses which would be paid to unaffiliated third parties on an arm’s-length, competitive basis;

iii.            expenses to comply with any violation of any Law or insurance requirement in effect and applicable on the date of this Lease, or to correct any condition that would constitute a Landlord misrepresentation under this Lease;

iv.            fines or penalties for violations of any Law;

v.             depreciation and amortization (except as provided in clauses (c) or (d) of this section);

vi.            interest on and amortization of debts, and expenses incurred in connection with any debts (including mortgages);

vii.           rent or other payments under any ground lease;

viii.          notwithstanding any provision of this Article to the contrary, including any provision permitting capital expenses to be included in Costs, any costs in connection with remediating hazardous materials;

ix.            leasing expenses, including attorneys’ fees, brokers’ fees and commissions, and costs of any action or proceeding with any tenant;

x.             expenses of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly; however, in no event shall the foregoing exclude the cost of utilities provided to the Property, including water for irrigation of, and electricity for lighting the Property);

xvi.          expenses in connection with the addition of other buildings in, or the expansion of, the Property;

xii.           advertising and promotion, with the exception of seasonal decorations;

xiii           repairs and other work in connection with a fire, other casualty or condemnation to the extent covered by insurance proceeds;

xiv.          wages, salaries, benefits or other compensation paid to any employees above the grade of building manager;

xv.           any expenses which are reimbursed to Landlord or those which are credited, refunded or discounted to Landlord; and

xvi.          travel, conference, meals and entertainment for Landlord’s employees.

e.             Beginning with the Rent Commencement Date and each January 1st thereafter, Landlord shall notify Tenant in writing of the estimated Costs for the forthcoming Lease Year including a calculation of Tenant’s Pro Rata Share, divided into twelve (12) equal monthly installments; provided, however, that in the event such difference between the prior and current year is $2,500.00 or more, Tenant shall be permitted to pay the same in six (6) equal monthly installments. Each payment of Tenant’s Prorata Share of the Costs will be paid at the same time and in the same manner as is the Minimum Rent.

12.          TAXES

a.             Tenant shall pay, before delinquency, all property taxes, and assessments on the furniture, fixtures, equipment, and other property of or being used by Tenant at any time situated on or installed in the Building and Property. If, at any time during the term of this Lease, any of the foregoing items are assessed as a part of the real property of which the Building and Property are a part, Tenant shall pay to Landlord, before delinquent and upon demand, the amount of such additional taxes as may be levied against said real property by reason thereof.

b.             Commencing on the Rent Commencement Date, and during the term of this Lease, Tenant shall pay Landlord monthly as Additional Rent, its Pro-Rata Share of Real Estate Taxes on the Building and Property. Landlord shall deliver copies of tax bill(s) to Tenant concurrently with any Costs reconciliation. Tenant’s obligation to pay said taxes and assessments for any partial tax fiscal year during the term of the Lease hereof shall be prorated

c.             Tenant shall have the right, in good faith and at its sole cost and expense, and upon posting adequate security to protect Landlord, to contest the amount or legality of any of said personal or real property taxes and assessments on or attributable to the Building and Property and/or the personal property located therein, including the right to apply for the reduction thereof. Landlord shall cooperate fully with Tenant in connection therewith; provided, however, that Tenant shall prosecute any such contest with due diligence and shall forthwith, upon the final determination thereof, pay the amount of said taxes, or the portion thereof which Tenant is obligated to pay hereunder, together with any interest, penalties, costs, and charges which may be payable in connection therewith.

d.             If any of said personal or Real Property Taxes or assessments on or attributable to the Building and Property can be paid in installments, Landlord agrees to execute and join with Tenant in the execution of any application or other instrument which may be necessary to permit the payment thereof in the maximum legally permissible number of installments; and in such event, Tenant’s obligation to pay taxes and assessments under this Lease shall be determined on an installment basis.

e.             Without limiting the generality of anything else contained herein, Tenant will be liable hereunder for or be required to pay any income, profit, excise or franchise taxes, or taxes with respect to the rent received by Landlord under this Lease, or upon the right of Landlord to receive such rent or to do business, or any tax, assessment, or governmental imposition in replacement or substitution of the foregoing unless the same is an imposition in replacement or substitution of Real Estate Taxes. In addition, the Tenant will pay any taxes (including excise taxes) attributable solely to the Tenant’s operations.

f.              If at any time during the term of this Lease or any extension thereof, there shall be levied or assessed in substitution of Real Estate Taxes, in whole or in part, a tax assessment or governmental imposition (other than a general gross receipts or income tax) on the rents received from the Building and Property or the rents reserved herein, and said tax, assessment or governmental imposition shall be imposed upon Landlord, Tenant shall pay same as provided herein, but only to the extent that such new tax, assessment or governmental imposition is a substitute for Real Estate Taxes previously imposed. In addition, if at any time during the term of this Lease or any extension thereof, if any assessment (either general or special) is levied upon or assessed against the Building and Property or any part thereof, Tenant’s obligation under this Article to pay such assessment, or any installment thereof, will extend only to that portion of the total assessment, or any installment thereof, calculated by multiplying the total amount assessed for such installment thereof by a fraction, the numerator of which shall be the number of Lease Years remaining (beginning with the Lease Year in which such levy or assessment is made) in the term and any extended terms of this Lease, and the denominator of which shall be the number of years for which the assessments apply so that the assessment shall be prorated for time.

13.          INSURANCE

a.             Commencing on the Effective Date of this Lease, and continuing throughout the Initial Lease Term and any renewal(s), Landlord shall carry and maintain the following insurance (Landlord’s Insurance), all without co-insurance:

i.              property damage insurance normally and usually carried by Landlords in the location of the Building and Property, covering all portions of the Building and Property and insuring against loss or damage by fire or other casualty covered by a so-called “all risk,” “multi-peril,” or “special form” policy, in such amounts, from companies, and on such terms and conditions as sufficient to protect the Building and Property for its replacement value;

ii.             Landlord may also obtain and keep in force during the Initial Lease Term and any renewal(s) a policy or policies in the name of Landlord, with loss payable to Landlord and any lender(s), insuring the loss of the full rental and other charges payable by all tenants of the Building and Property (if any) to Landlord for one year (including all Real Estate Taxes, insurance costs, all Costs and any scheduled rental increases);

iii.            liability insurance on any or all or portions of the Property and the Building in addition to and not in lieu of the insurance required to be maintained by Tenant; and,

iv.            any other policy of insurance which Landlord or Landlord’s mortgagee for the Building and Property or the Covenant Documents requires to be kept in force.

b.             Landlord’s insurance certificates shall state that the coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to the Tenant.

c.             Landlord will deliver a copy of the renewed certificate(s) of insurance within sixty (60) days of the date of each such renewal.

d.             During the term of this Lease, Tenant shall pay Landlord monthly as part of the Additional Rent, it Pro Rata Share of the Landlord’s insurance premiums insofar as the same relates to the Landlord’s operation of the Building and Property.

e.             Tenant shall, from and after the Ready for Occupancy Date and at all times during the Initial Lease Tenn and any renewal(s), at its sole cost and expense, carry and maintain the following insurance (Tenant’s Insurance):

i.              Property insurance covering Tenant’s property and all personal property, goods and merchandise, fixtures, improvements, alterations, wall coverings, floor coverings, window coverings, signs, decorations, furniture, furnishings, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, roof top refrigeration, satellite communications equipment and interior plumbing against all risks of direct physical loss for the full replacement value thereof. Replacement value is understood to mean the cost to replace without deduction for depreciation. Tenant shall also carry business interruption insurance in an amount as will properly reimburse Tenant for losses attributable to Tenant’s inability to use fully or obtain access to the Building and Property or the Building sufficient to cover twelve (12) months of business operations.

ii.             Commercial general liability insurance providing coverage for bodily injury and property damage, with a combined single limit coverage of not less than $1,000,000 per occurrence, two million dollars ($2,000,000) policy aggregate, and including contractual liability coverage.

iii.            Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Building and Property is located.

iv.            Tenant may also obtain umbrella or excess liability insurance.

v.             Plate glass insurance sufficient to discharge Tenant’s obligations in this Lease.

f.              It is expressly understood and agreed that the foregoing minimum limits of Tenant’s Insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. Tenant’s Insurance shall be issued by an insurance company of recognized standing, licensed and authorized to do business in the state in which the Building and Property is located, and having a Best’s Insurance Guide rating of at least A:XV. Tenant’s Insurance (other than any policy of worker’s compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds, except that if the addition or other persons or firms requested by Landlord increases the premium for the same or decreases the coverage, Landlord shall pay for such increased premium over and above the amount that would have been payable had such persons or firms not been added and shall have the option to choose between decreased coverage or withdrawing the requirement that such other persons or firms be named.

Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to the Lease Commencement Date and on each anniversary thereof. All public liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds will be entitled to recover under such policies for any loss sustained by them, their agents, and employees as a result of the acts or omissions of Tenant.

Tenant’s Insurance will provide that it may not be terminated or amended except after thirty (30) days’ prior written Notice to Landlord. Tenant’s Insurance shall be written as primary policies, not contributing with and not supplemental to coverage that Landlord may carry.

g.             To the fullest extent permitted by the insurers, Landlord and Tenant each waive any and all rights to recover against the other or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party, for any loss or damage to such waiving party arising from any cause which is covered or required to be covered by the insurance which is required to be carried by such party or which is covered by any other insurance actually carried by such party, to the extent of the limits of such policy. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate endorsements to all policies of insurance carried in connection with the Building or the Building and Property or the contents of the Building or the Building and Property, which endorsements waive such insurer’s subrogation rights under such policies against the beneficiaries of this waiver. The intent of this paragraph is to insure that the insurance coverage for the party that is primarily responsible to cover any such loss is the party whose insurance is the primary and only coverage for such loss.

h.             As described in this Lease, Tenant will pay its Pro Rata Share of the Insurance for the Building and Property.

14.          ALTERATIONS

a.             Tenant shall not make alterations or additions to the exterior or to the structural, mechanical, plumbing, or electrical systems of the Building and Property without the express written permission of the Landlord. Notwithstanding the foregoing, the Landlord acknowledges that as part of the Tenant Work, Tenant will be installing roof top or ground-mounted enclosed refrigeration equipment which will service its coolers and freezers in a location specified by the Landlord; provided, however, any roof top equipment must be screened in a manner reasonably acceptable to Landlord and must comply with the Covenant Documents and all Governmental Authorities. The same shall be deemed to be Tenant’s property which shall be removed by Tenant at the expiration of the Initial Lease Term and any renewal(s) or earlier termination of the Lease. Tenant shall use Landlord’s then-current roof contractor for purposes of (i) placement of the refrigeration equipment and any piercing of the roof membrane in order to facilitate the installation thereof, and (ii) removal of the refrigeration equipment and repair/restoration of the roof membrane to its original weather-resistant condition (determined as of the Ready for Occupancy Date), ordinary wear and tear excepted. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for its roof penetrations and any problems arising from such penetrations including any repairs to interior portions of the Building and Property.

b.             Tenant shall make alterations or additions to the interior of the Building and Property, only after first delivering to Landlord the plans and specifications therefore and obtaining Landlord’s written consent, which consent will not be unreasonably withheld, conditioned or delayed. Landlord’s approval of any Tenant plans, specifications or drawings under this Lease shall create no liability for Landlord for their completeness, design sufficiency, or compliance with Governmental Authorities or applicable codes or laws. Tenant shall promptly pay for the costs of all such alterations and additions regardless of the cost, and shall indemnify Landlord against liens, costs, damages, and expenses incurred by Landlord in connection therewith, including any attorneys’ fees incurred by Landlord if Landlord shall be joined in any action or proceeding involving such work. Landlord may, at its option, pay sums due in order to release such liens, in which event any such sums paid by Landlord shall be due to Landlord by Tenant as Additional Rent, upon demand. Under no circumstance shall Tenant commence any such work until Landlord has been provided with certificates evidencing that all the contractors and subcontractors performing such work have in full force and effect adequate worker’s compensation insurance as required by Governmental Authorities.

c.             All alterations and additions done before the Tenant first opens for business, shall be completed by Tenant in accordance with the Work Letter set forth in Exhibit B. All consents given by Landlord in reference to such improvements shall be deemed conditioned upon: (i) Tenant acquiring all applicable permits required by any Governmental Authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the alteration to Landlord prior to commencement of the work thereon and prior to the submission for approval to any Governmental Authorities having jurisdiction; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner.

d.             After the Tenant opens for business to the public, the Tenant will not require the Landlord’s consent to make alterations to the Building and Property that cost $100,000 or less, do not affect the Building structure or systems and for which: (i) Tenant first provides written notice to the Landlord to permit it post notices upon the Building and Property as permitted by this Lease; (ii) Tenant obtains any permits required by any Governmental Authority; (iii) Tenant undertakes such alterations in a commercially reasonable fashion; and (iv) Tenant provides the Landlord with “as-built” plans (if applicable) upon the completion of the alterations. In the event any remodeling, improvements, fixturing or modification to the Building and Property by Tenant results in or causes the Building or Property to be subject to any change or modified compliance with any laws, rules or regulations then Tenant shall pay for and reimburse Landlord for all costs or expenses, including management costs, reasonably necessary to bring any part or all of the Building or Property.

e.             Within five (5) days after notifying Landlord of any planned erection, construction, alteration, removal, addition, repair or other improvement, Landlord shall post, and Tenant shall keep posted until completion of such work, in a conspicuous place upon the doors providing entrance to the Building and Property, notices of non-responsibility as permitted by Governmental Authorities, stating that Landlord’s interests in the Building and Property shall not be subject to any lien for such work.

f.              Any alterations done by Tenant at any time shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Governmental Authorities. Tenant shall promptly upon completion thereof furnish Landlord with as built plans and specifications therefore and copies of any approvals given by any applicable Governmental Authorities.

g.             Landlord acknowledges and agrees that all furniture, fixtures, equipment, machinery, cabinetwork, check-out counters, wiring used to serve the check-out counters, rooftop or ground-based refrigeration equipment, coolers, chillers, walk-in or reach-in refrigeration equipment, movable partitions, signs, and any property bearing any of the Tenant’s trade names or trademarks, whether registered or unregistered, and all other items of personal property which Tenant utilizes to conduct its business on the Building and Property which may be installed in or upon the Building and Property at Tenant’s cost (whether or not reimbursed by Landlord as a construction cost) (collectively, the “Trade Fixtures) shall not be deemed to become a part of the Building and Property, and whether or not they become a component part of the Building and Property, the Trade Fixtures are and shall remain the property of Tenant and shall be treated as moveable trade fixtures for the purpose of this Lease. Tenant, at its own cost and expense, may install, place, reinstall or replace upon the Building and Property, or remove from the Building and Property, any such Trade Fixtures. Any replacement or additional Trade Fixtures shall not become the property of the Landlord but shall remain Tenant’s property the same as the original Trade Fixtures. All Trade Fixtures shall be removed by Tenant at the termination of this Lease. Tenant shall repair all damage to the Building and Property caused by any such removal. If Tenant fails to timely perform such removal obligations or if Landlord repairs any damage caused by such removal and not repaired by Tenant as herein provided, then the costs and expenses thereof incurred by Landlord may be recovered by Landlord from Tenant. Trade Fixtures will exclude those items which constitute essential building systems (such as base lighting, electrical, plumbing, mechanical, ceiling, bathroom fixtures, HVAC, etc.) and all fire-safety items, flooring, water heaters, interior walls, partitions, and doors, additional utility work (if applicable), grease trap (if applicable), and parapet/facade renovation (if applicable), which such items are or shall become part of the real property.

h.             Landlord acknowledges and agrees that Tenant’s Trade Fixtures may be leased from an equipment lessor and that Tenant may execute and enter into an equipment lease with respect to such Trade Fixtures. Landlord shall execute and deliver a document substantially in the form of the Landlord’s Release and Waiver attached hereto as Exhibit D and made a part hereof, in which Landlord: (i) acknowledges and agrees that the Trade Fixtures constitute the personal property of Tenant, and shall not be considered to be part of the Building and Property, regardless of whether or by what means they become attached thereto; (ii) agrees that it will not claim any interest in such Trade Fixtures; (iii) agrees that any equipment lessor may enter the Building and Property for the purpose of exercising any right it may have under the provisions of any equipment lease, including the right to remove such Trade Fixtures, provided that such equipment lessor agrees to repair any damage resulting from such removal; and (iv) any such other provisions as may be common. Landlord waives any statutory landlord’s lien and any attachment for rent on the Trade Fixtures that Landlord may have or may hereafter acquire.

i.              Tenant may install, operate and maintain rooftop satellite communication equipment (Satellite Equipment) on the roof of the Building above the Building and Property for use by Tenant in the Building and Property; provided, however, Tenant shall be required to utilize Landlord’s roofing contractor to the extent required to preserve any applicable roof warranties with respect to any work relating to the puncture or penetration of the roof or attaching any items to the roof. Tenant shall be solely responsible for the installation of the Satellite Equipment and shall, as a condition to installing and maintaining the Satellite Equipment and at Tenant’s sole cost and expense, secure all necessary consents and approvals from all applicable governmental authorities to construct, operate, and maintain the Satellite Equipment. Tenant agrees to locate all cables and other equipment and facilities connecting the Satellite Equipment to the Building and Property in locations reasonably designated by Landlord. Tenant agrees to indemnify, defend, and hold harmless Landlord from and against all losses, damages, costs and expenses arising from or relating to the installation, maintenance, and repair of the Satellite Equipment, and the Satellite Equipment shall be considered part of the Building and Property for purposes of Tenant’s maintenance, indemnity, and insurance obligations under this Lease. All such equipment shall be installed and maintained by Tenant in good repair and working condition, in accordance with applicable laws, ordinances, rules, and regulations and in compliance with the requirements of the insurers of the Building and Property. Tenant shall pay all taxes of any kind or nature whatsoever levied upon the Satellite Equipment and all charges, expenses and other costs of any nature whatsoever relating to the installation, ownership, maintenance and operation of the Satellite Equipment. The installation and operation of the Satellite Equipment shall not interfere with the safety or operation of the Building and Property. Upon expiration or earlier termination of this Lease, Tenant shall remove all of the Satellite Equipment and shall be responsible for the repair, painting, and/or replacement of the building surface to which the Satellite Equipment is attached.

j.              Tenant will be permitted to install and maintain, one or more: cart corrals; outdoor bicycle racks, and, picnic, or similar tables all at locations to be mutually acceptable to the

Landlord and Tenant.

15.          SIGNS

a.             Subject to local codes and laws, Tenant shall have the right, at its sole cost and expense, to: (i) erect and maintain within the interior of the Building all professionally produced signs and advertising matter customary or appropriate in the conduct of Tenant’s business, similar to the samples shown in Exhibit E; and, (ii) install to the exterior any temporary, professionally produced sign in connection with its store opening and approved by Landlord in writing. Tenant shall repair and restore any damage caused to the Building or Property from such temporary sign or attachment thereof, upon removal.

b.             Tenant shall be obligated to provide a sign identifying Tenant’s business and to cause such sign to be installed on the Building front fascia outside the Building. All of Tenant’s signage shall strictly comply with all Governmental Authorities and shall be subject to prior review and written approval by Landlord.

c.             In addition to the above, Landlord agrees that Tenant shall be entitled to anchor-tenant sized and location signage on both sides of one monument sign located on or about the Property (as the Landlord and Tenant may agree), and on any other monument sign that may in the future, be erected. Tenant shall pay all costs of causing its signs to be fabricated (if and as applicable), installed, and maintained

d.             If at any time during the term of this Lease, Landlord requires the removal, reinstallation, renovation, relocation and/or other change of or to any of Tenant’s signage in connection with the renovation of the Building or the Property by Landlord, Landlord shall reimburse Tenant for the cost of such removal reinstallation, renovation, relocation and/or other change. In addition, if Landlord determines it wishes, or as a result of such Landlord action, a change to the signage is required by any governmental or quasi governmental authority or association, to make changes in the character of Tenant’s signage (including, without limitation, changing of sign faces, illumination, etc.), then Landlord shall make such changes at its sole cost and expense. Upon expiration or earlier termination of this Lease, Tenant shall remove such signage and repair any damage to the Building fascia resulting from the installation or removal of Tenant’s sign.

16.          COMPLIANCE WITH PUBLIC LAW AND GOVERNMENTAL AUTHORITIES

a.             Tenant agrees that it will comply with all applicable Covenant Documents, Governmental Authorities, and public laws that affect the Building and Property or the Permitted

Use.

b.             As a condition precedent to Landlord’s delivery of the Building and Property and Tenant’s acceptance thereof, Landlord warrants to Tenant that the Building and Property, in their state existing on the Ready For Occupancy Date, but without regard to the Permitted Use, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect or as issued by any Governmental Authorities.

17.          HAZARDOUS SUBSTANCES

a.             Tenant hereby agrees that: (i) no activity will be conducted on the Building and Property that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business (the “Permitted Activities”) provided said Permitted Activities comply and are documented in accordance with all Environmental Laws; and, (ii) the Building and Property will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided that such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws with notice to and right to inspect by Landlord.

b.             Tenant hereby agrees to indemnify and hold harmless Landlord, its directors, officers, employees, agents and any assignees, or successors to Landlord’s interest in the Building and Property and their directors, officers, employees, and agents, from and against any and all losses, claims, damages, penalties, and liability (including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel) incurred as a result of the Tenant’s (including Tenant’s contractors, agents, employees and invitees (except, as to invitees, Tenant shall be responsible only for actions of such invitees during such time as such invitees may be within the Building and Property) use or misuse of any Hazardous Substance. Such damages include: (i) all foreseeable and all unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, release or disposal of Hazardous Substances by Tenant, its agents or employees on the Building and Property; and (ii) including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, following the Ready for Occupancy Date, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Substances by Tenant, its agents or employees on the Building and Property.

c.             Landlord hereby represents and warrants that: (i) that the Building and Property do not contain any known environmental hazards such as asbestos; and (ii) there are no violations of any federal, state, or local Environmental Laws, rules, regulations, or orders relating to industrial hygiene or to environmental conditions, on, under, or about the Building and Property. Landlord further covenants and agrees that the Building and Property is not now and will not be as of the Ready For Occupancy Date subject to the effects of a Hazardous Substance which requires remediation.

d.             Landlord hereby agrees to indemnify and hold harmless Tenant, its directors, officers, employees, agents and any assignees, or successors to Tenant’s interest in this Lease and their directors, officers, employees, and agents, from and against any and all losses, claims, damages, penalties, and liability (including all out-of-pocket litigation costs and the reasonable fees and expenses of counsel) incurred as a result of the Landlord’s (and Landlord’s contractors, agents, employees and invitees (except, as to invitees, Landlord shall be responsible only for actions of such invitees during such time as such invitees may be in the Building and Property and outside of the Building and Property)): (i) use or misuse of any Hazardous Substance outside of the Building and Property or as a result of Landlord’s (including Landlord’s contractors, agents, employees and invitees (except, as to invitees, Landlord shall be responsible only for actions of such invitees during such time as such invitees may be within the Building and Property)); (ii) use or misuse of any Hazardous Substance on the Building and Property prior to the Ready for Occupancy Date, or, (iii) the discovery of any known environmental hazards such as asbestos on the Building and Property. Such damages include: (i) all foreseeable and all unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, release, or disposal of Hazardous Substances; and (ii) including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Substances by Landlord, its agents or employees on the Building and Property.

e.             In the event Hazardous Substances are present at the Building and Property due to the acts of any party other than Tenant, or other than any of Tenant’s contractors, agents, employees and invitees (except, as to invitees, only such actions of invitees while such invitees are within the Building and Property) and/or future remediation work is required to remove and/or monitor the Hazardous Substances caused to be present by any party other than Tenant, or other than any of Tenant’s contractors, agents, employees and invitees (except, as to invitees, only such actions of invitees while such invitees are within the Building and Property), and the presence, remediation and monitoring of such Hazardous Substances commercially materially and adversely affects the operation of Tenant’s business for in excess of thirty (30) consecutive days, or commercially materially jeopardizes the health of Tenant’s employees and/or customers, Tenant, upon Notice delivered to Landlord within sixty (60) days after the occurrence of such event, shall have the right to terminate this Lease, in which event this Lease will be of no further force and effect or, at Tenant’s option, receive a full abatement of Rent and other payment obligations hereunder if Tenant closes its business to the public, and such abatement shall continue until the earlier to occur of reopening for business or the date such Hazardous Substances are removed or remediated to the satisfaction of applicable governmental authorities, as documented by such authorities.

18.          INDEMNIFICATION, WAIVER AND RELEASE

a.             Unless the same is caused by the gross negligence or willful misconduct of the Landlord, its employees, agents, contractors, or those acting on behalf of the Landlord in which case this subparagraph (a) will not apply, Tenant will neither hold nor attempt to hold Landlord or its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damage (including consequential damages), liabilities, judgments and expenses (including, without limitation, attorneys’ fees) (Claims) incurred in connection with or arising from:

i.              the use or occupancy or manner of use or occupancy of the Building and Property by Tenant or any person claiming under Tenant;

ii.             any activity, work, or thing done, permitted, or suffered by Tenant in or about the Building or Property;

iii.            any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; or,

iv.            any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, or contractors of Tenant of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind.

If any action or proceeding is brought against Landlord or its employees by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon Notice from Landlord, will defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord.

b.             Unless the same is caused by the negligence of the Landlord, its employees, agents, contractors or those acting on behalf of the Landlord, in which case this subparagraph (b) will not be applicable, and except for any liability assumed by the Landlord pursuant to this Article 18, Tenant, as a material part of the consideration to Landlord for this Lease waives and releases all claims against Landlord, its employees, agents or contractors with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

c.             Except as concerns losses paid by insurance as to which Tenant has waived or is required hereunder to have waived the right of subrogation, Landlord shall indemnify and save Tenant harmless from any liability for damages (including reasonable attorneys’ fees) arising out of the negligence, gross negligence, or willful misconduct (as the case may be pursuant to the terms of this Lease), of Landlord, its employees, agents, contractors, or those who are acting on behalf of the Landlord.

d.             Except if caused by the gross negligence or willful misconduct of the Landlord, its employees, agents, contractors, or those who are acting on behalf of the Landlord, Landlord shall not be responsible to Tenant, nor required to save Tenant harmless from any loss or damage which may be occasioned by or through the acts or omissions of persons occupying any other portion of the Property.

e.             In addition, unless the loss is caused by the gross negligence or willful misconduct of the Landlord, its employees, agents, contractors, or those acting on behalf of the Landlord, Tenant shall not hold or attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, or any repairs or alterations to the Building and Property or otherwise; or liable for any injury or damage occasioned by defective wiring or breakage or stoppage of plumbing or sewage upon the Building and Property, whether said breakage or stoppage results from freezing, or otherwise. All property kept, stored, or maintained in the Building and Property shall be so kept, stored, or maintained at the risk of Tenant only.

f.              Neither Tenant nor Landlord shall be liable for consequential damages or special damages under any circumstances under this Lease. All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord may be satisfied only out of the interest of Landlord in the Building and Property that exists at the time that any liability of Landlord is adjudicated in a proceeding that results in a final, non-appealable judgment of liability. Upon any transfer or assignment of the real estate upon which the Building and Property exists, Landlord shall be fully released from any or all liability to Tenant which accrued on or after the date of the transfer or assignment, hereunder and such assignee shall be substituted as Landlord hereunder, provided notice is given to Tenant of such transfer.

19.          DAMAGE BY FIRE OR OTHER CASUALTY

a.             If the Building or Property is damaged by fire or other casualty, Landlord, using the services of a competent licensed architect who has substantial experience in the design and build-out of similar commercial locations, shall give Tenant Notice as to whether the Building and Property or the Common Area, with the exercise of reasonable diligence, can or cannot be made fit for occupancy within 180 days from the occurrence of such casualty (Repair Period). If the Repair Period will exceed 180 days, then for a period of sixty (60) days after the Notice, either party may terminate the Lease by providing Notice to the other party. If there is damage to the Building and Property or the Common Area as described herein, and if the Lease is not terminated by Landlord or Tenant, or if the Repair Period will not exceed 180 days, then this Lease shall remain in full force and effect, and the parties waive any provisions of any law to the contrary. Thereafter, the Landlord will diligently pursue the completion of all Landlord’s Work as described in Exhibit B. The date that the Landlord has completed all of its work and is ready to deliver the Building and Property to the shall be referred to as the “Repair Ready for Occupancy Date” Upon delivery of the Building and Property on the Repair Ready For Occupancy Date, the Tenant will diligently pursue the completion of all of the Tenant’s Work. Until the Ready for Occupancy Date, all Rent, Additional Rent, and any Prorata Share shall be equitably abated as to the portion of the Building and Property or the Common Area that cannot be commercially reasonably used. From the Repair Ready for Occupancy date, the Tenant shall have no more than ninety (90) days within which to complete the tenant finish and be open for business. During this period, the Tenant’s Rent and any Additional Rent (but not its Prorata Share of any expenses) will be equitably abated as to the portion of the Building and Property or the Common Area that cannot be commercially reasonably used. After said ninety (90) day period, this abatement will cease and all rents and apportioned costs will be due as required by this Lease.

b.             If the Building and Property are damaged to any extent by any casualty and, on the Notice Date, the remainder of the Initial Lease Term and any renewal(s) is less than 12 months (and Tenant fails to exercise, within sixty (60) days following the Notice Date, any remaining option to extend the Initial Lease Term), then either Landlord or Tenant may, at that party’s option terminate the Lease. If not terminated, then the parties will diligently pursue the repair of damage to both Landlord and Tenant’s Work. Until the Ready for Occupancy Date, all Rent, Additional Rent, and any Prorata Share shall be equitably abated as to the portion of the Building and Property or the Common Area that cannot be commercially reasonably used. If either party gives Notice to terminate the Lease, then the Lease will terminate on the last day of such notice period and thereafter, the parties will have no further rights or obligations as to each other under the Lease.

c.             All insurance proceeds payable under any casualty insurance policy procured and maintained by either party shall be used for the purpose of repairing the Building and Property or the Common Area with the understanding that the proceeds of each shall nonetheless be payable solely to party that obtained the insurance and/or its mortgagee with the provision that such proceeds shall be made available for repair and restoration of the Building and Property.

20.          EMINENT DOMAIN

a.             If any part of the Building and Property is condemned or taken (Taking) by a any authority having the power to exercise such rights (Taking Authority), or if Landlord shall convey or lease any part of the Building and Property to a Taking Authority in settlement of a threat of a Taking, this Lease shall terminate as of the date possession is taken upon: (i) a total Taking; or (ii) a partial Taking if in the Tenant’s sole but commercially reasonable opinion the remainder of the Building and Property are not commercially reasonably suitable for the normal operation of Tenant’s business.

b.             In the event of a partial Taking which does not terminate this Lease, the Landlord shall make the repairs and alterations necessary to restore the structural portion of the remainder of the Building and Property to its prior condition and/or to return the Common Area to a condition suitable for Tenant’s use. From the date of the partial Taking, the Rent, Additional Rent and any Prorata Share owed by the Tenant shall be abated in proportion to the area of the Building and Property taken.

c.             Tenant shall be entitled to any portion of the award paid by the Taking Authority for Tenant’s moving costs and the value of the unexpired portion of the then current term and any remaining renewal terms, and for the value of any leasehold alterations or improvements that have been made by Tenant. Notwithstanding the foregoing, if necessary, Tenant join in and upon Tenant’s request, Landlord shall pursue on Tenant’s behalf and expense a separate claim for reimbursement from the Taking Authority for moving expenses, goodwill, and for removal of trade fixtures or other personal property owned by Tenant or other damages suffered if its claim is permitted by law.

21.                               SUBORDINATION, ATTORNMENT AND ESTOPPEL LETTER

a.                                       This Lease is and shall be subject and subordinate to: (i) all matters of public record, including, the Covenant Documents, all easements, deed restrictions, covenants conditions and restrictions; (ii) reciprocal easement agreement or other easements, and (ii) the lien of any first mortgage or deed of trust which may now or hereafter encumber the Building or the Property and to all terms, conditions and provisions thereof, to all advances made, and to any renewals, extensions, modifications or replacements thereof. Subject to Landlord’s performance of the obligations to Tenant set forth in this Article 21, and the delivery of appropriate non-disturbance agreements (as described below), Tenant agrees to subordinate this Lease and all of the rights of Tenant hereunder to the lien of any mortgage or mortgages now or hereafter placed on the Building and Property provided, and only if, the mortgagee named in any such mortgage agrees in writing to recognize this Lease in the event of foreclosure of such mortgage or sale under such trust deed so long as Tenant is not in default under this Lease beyond any applicable periods for notice and cure.

b.                                      Notwithstanding the provisions of this Article, if this Lease is in full force and effect and so long as no uncured “Tenant Event of Default” (as more fully described in Article 22 below) has occurred, Tenant’s right of possession to the Building and Property and other rights arising out of this Lease shall not be affected or disturbed by the mortgagee in the exercise of any of its rights under such mortgage or the note secured thereby, nor shall Tenant be named as a party defendant to any foreclosure of the lien of mortgage (unless required by law to be named), nor in any other way be deprived of its rights under this Lease.

c.                                       In the event Landlord has a lender, mortgagee, lienholder or lessor who owns a leasehold interest in the Building, Property or the land thereunder, Landlord agrees to obtain from such lender, mortgagee, lienholder and/or lessor prior to any lien attaching to the Building and Property, the Building or the land thereunder, a non-disturbance agreement, in recordable form, from same, in substantially the same form as the Subordination, Attornment and Non-Disturbance Agreement attached hereto as Exhibit F and made a part hereof by reference for all purposes (“Non-Disturbance Agreement” or “NDA”), which shall provide, among other things, that the lender, mortgagee, lienholder or lessor shall agree for itself, its successors and assigns, (i) to be bound by the terms of this Lease; (ii) not to disturb Tenant’s use or possession of the Building and Property in the event of a foreclosure of such lien or encumbrance so long as Tenant is not in default hereunder; (iii) not to join Tenant as a party defendant in any such foreclosure proceeding taken by it (unless required by law to be named); and (iv) to permit application of any insurance proceeds to the restoration and repair of the Building and Property pursuant to the terms of this Lease. In the event Landlord fails to deliver a Non-Disturbance Agreement as set forth hereunder, Tenant may at its option either: (i) terminate this Lease; or (ii) reduce rent to 5% of the Gross Sales until delivery of same. In connection with any future lien, mortgage, or refinancing, if any, Landlord shall, as a condition to the subordination of this Lease, obtain for Tenant, it successors and assigns, a Non-Disturbance Agreement, and, if Landlord shall not obtain such Non-Disturbance Agreement, then this Lease shall not be subordinate to any such future lien, mortgage, or refinancing. Tenant shall not unreasonably object to any changes, modifications, or alterations in the non-disturbance agreement, or the use of a lender’s form, provided Tenant’s rights hereunder remain substantially the same as described in this Section 21.

d.                                      Tenant shall, within fifteen (15) days following request by Landlord execute, acknowledge and deliver to Landlord and/or its mortgagee, a form of estoppel letter certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications). Such certificate shall state the dates to which the rent and other charges have been paid in advance, if any, and whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, if applicable, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease. Tenant’s failure to deliver such statement shall be deemed to establish conclusively such matters as are requested in the estoppel certificate request, but shall not be a default under this Lease; but Tenant will be assessed a fine of $250 per month for each month that it fails to deliver such certificate; but the same will not be deemed to be a default under this Lease.

22.                               TENANT DEFAULT AND REMEDIES

a.                                       There shall be a “Tenant Event of Default” if:

i.                                          subject to Article 5, the Tenant fails: to pay any Minimum Rent or Additional Rent within five (5) days after due (provided, however, as to the first two (2) instances of a missed payment in each calendar year, Tenant shall not be considered in default until written notice is provided to Tenant and ten (10) days pass after such notice); or, Tenant fails to pay any other monetary amount due hereunder within thirty (30) days after the giving of Notice thereof by Landlord;

ii.                                       the Tenant defaults in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of Notice thereof by Landlord; provided, however, that Tenant shall not be deemed to be in default if Tenant has commenced curing the default within the thirty (30) day period, and thereafter diligently pursues the completion of such cure; or

iii.                                    there is any sale of Tenant’s interest created by this Lease which is made under court execution or similar process, or if Tenant is adjudicated bankrupt or insolvent, or if a receiver or trustee shall be appointed for its business or property and if such receiver or trustee is not removed within ninety (90) days, or if an arrangement with its creditors shall be approved by a court under the United States Bankruptcy Code, or if Tenant shall make an assignment for the benefit of creditors, or if, in any manner, Tenant’s interest under this Lease shall pass involuntarily to another by operation of law.

b.                                      Upon the occurrence of any Tenant Event of Default and after the giving of a five (5) day written Notice (except where expressly provided for in this Lease or applicable law), Landlord may do any one or more of the following:

i.                                          Elect to terminate this Lease by giving thirty (30) days prior Notice of such election to Tenant. In such an event the Landlord may then reenter the Building and Property, after proper notice and the application of process of law, and remove Tenant and all other person and property from the Building and Property, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant. In such an event, the Landlord shall be permitted to recover damages for any Minimum Rent, Additional Rent and Prorata Share not paid by the Tenant prior to said termination date, and for any other damages (excepting any lost future revenue, losses for the reserved rents, or other losses based on, or to be calculated using the term remaining under the Lease) based on the breach of the Lease prior to the termination date; and thereafter, this Lease will terminate, and the parties will have no further rights as to each other; or

ii.                                       Without terminating the Lease, elect to immediately terminate the Tenant’s possession of the Building and Property. Thereafter, and after proper notice and the application of process of law, the Landlord may enter into and upon the Building and Property or any part thereof and repossess the same. Tenant covenants and agrees that notwithstanding any such re-entry by Landlord, it shall pay and be liable for (on the days originally fixed herein for the payment thereof) amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if Landlord had not re-entered as aforesaid, together with all reasonable costs, fees, and expenses, including but not limited to, reasonable attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder; or in renting the Building and Property to others from time to time, and whether the Building and Property be relet or remain vacant in whole or in part or for a period less than the remainder of the term, or for the whole thereof, but in the event the Building and Property are relet by Landlord or Tenant, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Building and Property and in collecting the rent in connection therewith.

c.                                       In the event of a Default as set forth in subparagraph (b) above, Landlord shall use its good faith commercially reasonable efforts to relet the Building and Property or any part therefore, for such term and on such terms and conditions as Landlord, in its reasonable discretion, may determine. Landlord agrees, at the reasonable cost of Tenant, to take reasonable efforts to relet the Building and Property, specifically including: (i) putting “For Rent” signs on the Building and Property; and (ii) hiring a real estate broker who shall exercise due diligence in leasing the Building and Property.

d.                                      Except as specifically limited in subparagraph (a) of this Article, the Landlord’s pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided in this Lease, or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a Tenant Event of Default shall not be deemed or construed to constitute a waiver of such Tenant Event of Default.

23.                               LANDLORD DEFAULT AND REMEDIES

a.                                       Each of the following events shall constitute a “Landlord Event of Default” under this Lease:

i.                                          Landlord shall fail or refuse to pay any sum of money payable hereunder when due, and the failure or refusal continues for thirty (30) days after Notice thereof is given by Tenant to Landlord; or

ii.                                       Landlord shall fail or refuse to comply with any term, provision, or covenant of this Lease, other than provisions for the payment of money, and does not cure the failure or refusal within thirty (30) days after Notice thereof is given by Tenant to Landlord (provided, however, that Landlord shall not be deemed to be in default if Landlord has commenced curing the default within thirty (30) days and thereafter diligently pursues the completion of such cure).

b.                                      Upon the occurrence of any Landlord Event of Default, Tenant shall have the option to pursue any one or more of the following remedies without any Notice or demand whatsoever:

i.                                          Cure the Landlord Event of Default and in connection therewith pay or incur reasonable expenses. Notwithstanding the foregoing, Tenant shall not have such right to cure a Landlord Event of Default in the event Landlord or its mortgagee takes action to cure such default within the cure period therein provided, but is unable, by reason of the nature of the work involved, to cure the same within such period, provided Landlord or mortgagee (whoever commences such work) continues such work thereafter diligently and brings to completion without unnecessary delays. Additionally, Tenant shall have the right to remedy any default of an emergency nature, in the event Landlord or mortgagee fails to commence to cure any default creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Tenant shall have the right to remedy such a default without notice (if the giving of notice is not reasonably practicable) in the event of an emergency imminently endangering the property or health of any person. All sums so expended or obligations incurred by Tenant in connection with the foregoing shall be paid by Landlord to Tenant upon demand, and if Landlord fails to reimburse Tenant, Tenant may, in addition to any other right or remedy that Tenant may have, deduct such amount together with interest accruing at the rate of twelve percent (12%) per annum from subsequent installments of Minimum Rent hereunder which becomes due to Landlord; or

ii.                                       if such Landlord Event of Default materially impairs Tenant’s ability to conduct business from the Building and Property, to terminate this Lease upon thirty (30) days Notice delivered to Landlord within sixty (60) days after such Landlord Event of Default; provided, however, if such default shall be cured by Landlord prior to the termination date set forth in the Notice, this Lease shall not terminate and shall continue in full force and effect.

c.                                       Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies provided in this Lease or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damage accruing to Tenant by reason of the violation of any of the terms, provisions, and covenants herein contained. Forbearance by Tenant to enforce one or more of the remedies herein provided upon the occurrence of a Landlord Event of Default shall not be deemed or construed to constitute a waiver of such or future Event(s) of Default.

24.                               ASSIGNMENT, SUBLETTING AND OWNERSHIP

a.                                       Subject to the terms of subparagraph (c) below, Tenant, for itself, its successors and assigns, covenants that it shall not assign, sell, pledge, mortgage, encumber or in any manner transfer this Lease or any interest herein, nor sublet the Building and Property or any part or parts thereof, nor permit occupancy by anyone with, through or under it without the prior written consent of Landlord which consent will not be unreasonably withheld, conditioned or delayed. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease or alter, modify or amend any provision of this Lease.

b.                                      If this Lease is assigned, or if the Building or Property is subleased or occupied by anyone other than Tenant without the Landlord’s prior consent and if the same is not a Permitted transfers, the same shall be a Tenant Event of Default. Subject to subparagraph (c) below, no assignment, sublease, occupancy, or collection will be deemed a waiver of the provisions of this Article for any subsequent transfer, or as a release of Tenant from the further performance by Tenant of its covenants in this Lease. In any Event of Default by Tenant, Landlord may proceed directly against Tenant or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord or any security held by Landlord. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit subleased space or any part of its subleased space to be used or occupied by others without Landlord’s prior written consent.

c.                                       Notwithstanding anything contained in this Lease to the contrary, Tenant may assign this Lease or sublet all or any portion of the Building to any of the following (each, a “Permitted Transfer”): (i) any parent, subsidiary, affiliate or entity controlling, controlled by, or under common control with Tenant; (ii) any successor in interest to Tenant as a result of any merger, consolidation, reorganization, or government action; (iii) any successor in interest to Tenant as a result of any initial public offering by Tenant, or the sale of Tenant’s stock on a nationally recognized exchange; or (iv) a purchaser of all or substantially all or a material portion of the business, stock or assets of Tenant; provided that in all such instances the transferee has a net worth equal to or greater than Tenant’s net worth as of the Effective Date. Permitted Transfers also include any initial public offering by Tenant and the sale of Tenant’s stock on a nationally recognized exchange. Tenant shall give Landlord thirty (30) days prior written notice of a proposed Permitted Transfer together with all documents to be executed to effectuate the Permitted Transfer, but Landlord’s consent shall not be required. Any transferee must expressly assume all obligations as Tenant under this Lease upon consummation of the Permitted Transfer, on a form reasonably acceptable to Landlord. Notwithstanding the foregoing, in the event Tenant is contractually prohibited from notifying Landlord of a Permitted Transfer prior to its consummation, then Tenant shall provide such notice to Landlord within ten (10) days of the consummation of the Permitted Transfer.

d.                                      Tenant will remain directly and primarily liable for all liabilities and obligations hereunder, notwithstanding any Permitted Transfer. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be permitted to use a series or one or more Permitted Transfers to “Spin-off” this Lease to independent third parties without obtaining Landlord’s prior written consent. By way of example, Tenant shall not assign this Lease to an affiliate whose assets consist solely of this Lease and the rights granted herein, and thereafter sell the stock of such affiliate to an independent third party. The result of which would otherwise be two, independent Permitted Transfers would in such case become a transfer of this Lease to an independent third party, and is prohibited by the terms of this Lease.

e.                                       Landlord shall not unreasonably withhold its consent to Tenant’s request for consent to a specific assignment or sublease if all of the following conditions are satisfied:

i.                                          The proposed transferee satisfies Landlord’s then-current credit standards for tenants of the Building and Property and, in Landlord’s opinion using commercially reasonable criteria, has the financial strength and stability to perform all Tenant’s obligations under this Lease as and when they fall due.

ii.                                       The proposed transferee’s use of the Building and Property is: (A) lawful; (B) within the Permitted Use; (C) not in conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building and Property; and, (D) not likely to cause an increase in the insurance premiums for insurance policies applicable to the Building.

iii.                                    The proposed transferee demonstrates to the reasonable satisfaction of Landlord that its principals and operators have a good reputation in the business community.

iv.                                   At the time of the proposed transfer, there is no Event of Default under this Lease which has not been cured.

v.                                      The transfer will not otherwise have or cause a commercially material adverse impact on the Building and Property, the Building and Property.

f.                                         If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord: (i) the name and address of the proposed assignee or subtenant; (ii) a counterpart of the proposed agreement of assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant and the nature of its proposed use of the space; and (iv) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. Landlord shall have sixty (60) days from the date of receipt of such information in which to determine whether or not Landlord’s consent shall be granted.

25.                               CONTINGENCIES

Reserved

26.                               MISCELLANEOUS

a.                                       Reserved

b.                                      Landlord, its agents or representatives, shall have the right, after providing 48 hours advance written notice to Tenant (except in the case of a bona fide emergency during which it is not practical to give Tenant prior notice), to enter upon the Building and Property at all reasonable business hours for the purpose of inspecting the Building and Property, performing Landlord’s repair and maintenance obligations and for exhibiting the Building and Property to prospective purchasers or mortgagees of the Building and Property.

c.                                       Tenant shall not permit mechanics’, material-person’s, or other liens against the Building and Property, or any portion thereof, in connection with any labor, materials, equipment, or services furnished, or claimed to have been furnished to Tenant. If any such lien shall be filed, Tenant shall cause it to be discharged at its sole cost and expense within twenty (20) days thereafter; provided, however, that if Tenant desires to contest any such lien, it may do so, so long as the enforcement thereof is stayed or a bond is posted as security. In the event such a stay (or bond) is obtained, Tenant shall obtain title insurance in the amount of the lien or liens (including interest and costs) for the benefit of Landlord should Landlord desire the same for any period during which a lien or liens exist. In such event Tenant shall, if necessary, pay required title insurance premiums, post bond sufficient to satisfy the title insurer’s requirements, pay escrow costs and fees, pay the attorneys’ fees of Landlord, and sign indemnity agreements in favor of the title insurer.

d.                                      Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or a partnership or a joint venture between the parties hereto, it being agreed that neither the method of computation of Rent nor any other provision of this Lease shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

e.                                       This Lease together with the Exhibits and any addenda, contain the entire understanding of the parties in reference to the subject matter found herein. Any prior agreements or understandings, oral or written, express or implied are merged into this Lease. No amendment or modification of this Lease or any approvals or permissions of Landlord required under this Lease shall be valid or binding unless reduced to writing and executed by the parties hereto in the same manner as the execution of this Lease.

f.                                         Wherever the words “Landlord” and “Tenant” are used in this Lease, they shall include “Landlords” and “Tenants” and shall apply to persons, companies, partnerships and corporations. Wherever the words “mortgage” or “mortgages” are used herein the same shall be deemed to include a deed of trust or trust deed, and the word “lender” shall include a mortgagee of a mortgage or a beneficiary of a deed of trust or trust deed. All references to Tenant shall include Tenant’s guarantors, assignees, or sublessees. All references to the singular shall include the plural, and vice versa.

g.                                      The section headings are inserted only for convenience of reference and shall not define, limit or describe the scope or intent of any provisions of this Lease.

h.                                      Subject to the provisions hereof, the benefits of this Lease and the burdens hereunder shall respectively inure to and be binding upon the heirs, successors, personal representatives and assigns of the parties.

i.                                          No waiver of condition or covenant of this Lease by either party hereto shall be deemed to imply or constitute a further waiver by such party of the same or any other condition or covenant.

J.                                        No payment by Tenant, nor receipt by Landlord, of a lesser amount than the Rent herein stipulated shall be deemed to be other than on an account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.

k.                                       In the event either party takes legal action against the other in order to enforce the terms of this Lease, the “Prevailing Party” shall recover from the other party its reasonable attorneys’ fees and costs. For the purposes of this Lease, the “Prevailing Party” shall be deemed to be that party that has obtained the greatest net judgment in terms of money or money equivalent. If money or money equivalent has not been awarded, the Prevailing Party shall be that party that has prevailed on a majority of the material issues decided. The “net judgment” is determined by subtracting the smallest award of money or money equivalent from the largest award. Further, where one party seeks money damages, the other party seeks equitable relief, and both prevail, attorneys’ fees and costs shall be awarded in accordance with the decision of the judge.

1.                                       A Memorandum of Lease suitable for recording describing the Building and Property and containing the basic non-monetary provisions of this Lease, substantially in the form as Exhibit C attached hereto and made a part hereof, shall be executed and delivered to Tenant upon request. Landlord hereby authorizes Tenant to insert the commencement and expiration dates of the Initial Term of this Lease into said Memorandum of Lease prior to recordation. Upon the expiration or earlier termination of this Lease Tenant, if and when requested by Landlord, shall execute a Termination Agreement, or similar instrument nullifying the Memorandum of Lease, which Landlord may record.

m.                                    If Tenant remains in possession of the Building and Property after the expiration of this Lease (Hold Over), then Tenant shall be deemed to occupy the Building and Property as a tenant from month to month, subject to all conditions, provisions and obligations set forth in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Minimum Rent shall increase to 125% of Minimum Rent for the last year of the Initial Lease Term or any renewal. In addition, Tenant will hold Landlord harmless from any liability incurred in connection with any claims made by any succeeding occupant based on delay of possession.

n.                                      If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Initial Lease Term and any renewal(s), then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

o.                                      All Notices to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

To Landlord at the address given in Article 1.

To Tenant at the address given in Article 1.

With a copy of Tenant’s Notice to:

Corporon & Katz, LLC
13710 E. Rice Place
Aurora, Colorado 80015
Attention:	Michael J. Katz

or at such other address designated by Notice to the other party; except that any Notice to the Tenant must be given to Kemper Isely at the Tenant’s Address found in Article 1. Employees or managers of the store that is subject to this Lease are specifically denied the right to receive any such Notice and the same will not be effective until delivered in accordance with the terms of this subparagraph.

Any Notice shall also be deemed duly served by either party five (5) days after the same was mailed by, (i) registered or certified mail, return receipt requested, with proper postage prepaid, or (ii) on the day that the same was actually delivered and signed for if the same was delivered by Federal Express or other reliable overnight courier, addressed to each party at its address set forth in Section 1.1. Either party may change the address to which Notices may be sent by delivering a copy thereof to the other party in the manner aforesaid.

p.                                      Reserved.

q.                                      Tenant warrants that is has had no dealing with any broker or agent in connection with the negotiation or execution of this Lease.

r.                                         It is further agreed that if rules and regulations are set forth in Exhibit J attached hereto then the same shall be and are hereby made a part of this Lease and Tenant agrees that Tenant’s employees and its agents or any other party permitted by Tenant to occupy or enter the Building and Property will at all times abide by said rules and regulations and such amendments thereto or new rules and regulations established from time to time by Landlord (including, without limitation, parking rules), within sixty (60) days after Landlord notifies Tenant thereof. In the event of any conflict between the express provisions of this Lease and any rules or regulations, the provisions of this Lease shall prevail and govern. Notwithstanding anything herein to the contrary, in no event will any rules or regulations contemplated by this subsection: (i) materially alter the ingress to, or egress from, the Building or Property; (ii) materially impart the Tenant’s business operations in the Building and Property; or (iii) materially alter or decrease any parking available for the Building and Property.

s.                                       Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant shall not be required to deliver keys to the Building and Property to Landlord during the Initial Lease Term and any renewal(s); provided, however, Tenant will maintain an emergency lock box, Knox Box, or similar secured facility, in a location mutually acceptable to Landlord and Tenant containing keys to the Building and Property which may be used by emergency services such as fire and rescue.

t.                                         Time is of the essence in this Lease.

u.                                      This Lease shall be governed by the laws of the state in which the Building and Property is located. Venue for any action under this Lease shall be in the county in which the Building and Property is located and Tenant hereby consents to the jurisdiction and venue of such courts. LANDLORD AND TENANT HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE BY RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL

NOW OR HEREAFTER EXIST WITH REGARD TO THIS LEASE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LANDLORD AND TENANT.

v.           The submission of this lease form for examination does not constitute an offer to lease or a reservation of an option to lease. In addition, Landlord and Tenant acknowledge that neither of them shall be bound by the representations, promises, or preliminary negotiations with respect to the Building and Property made by their respective employees or agents. It is their intention that neither party be legally bound in any way until this Lease has been fully executed by both Landlord and Tenant.

w.          Notwithstanding anything in this lease to the contrary, Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including, without limitation, Real Estate Taxes and Landlord Insurance Expense) is commercially reasonable, and each such charge or amount constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

w.          The provisions of this Lease shall be construed, in all respects, without reference to any rule requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Lease be conclusively deemed to be the joint product of both parties and their counsel. Furthermore, the parties agree that this Lease may be executed with revision markings (so-called “blacklining”) appearing in the execution copy (i.e., deleted text is overstricken and newly-inserted text is underscored or in boldface); such “blacklining” shall not be accorded any significance or taken into account in any way; this Lease shall be construed for all purposes as if all overstricken text were deleted and never included in this Lease and all bold or underscored text were not bold or underscored.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease the day and year first above written.

LANDLORD:

CHALET PROPETIES, LLC

By:	/s/ Zephyr Isely
Zephyr Isely, Co-Manager

Date:	12/08/2010

TENANT:

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC

By:	/s/ Kemper Isely
Its:	Co-President

Date:	12-08-2010

EXHIBIT A

Legal Description, Site Plan, Building Location, Building and Property Location,

EXHIBIT B

WORK LETTER

No Work Letter

EXHIBIT C

MEMORANDUM OF LEASE

MEMORANDUM OF LEASE

THIS Memorandum of Lease (Memorandum) is executed to be effective the       day of                               , 20       , by and between Chalet Properties, LLC, (Landlord), and Vitamin Cottage Natural Food Markets, Inc., (Tenant).

WITNESSETH:

Landlord hereby demises and leases to Tenant, and Tenant hereby takes and accepts from Landlord, that certain real property located at 3350 S. Clack Street, Abilene, Texas

TO HAVE AND TO HOLD the same for a primary term ending on or about                                      (commencing as provided in the Lease described hereafter), with all renewal options, if any, recited in that certain Lease, dated                             , by and between Landlord and Tenant (Lease), to which reference is made for all purposes and of which it is intended hereby to give notice. The terms, provisions, covenants, conditions and agreements set forth in the Lease are by this reference incorporated herein.

Landlord does hereby grant and convey to Tenant, Tenant’s employees, representatives, customers and invitees a permanent non-exclusive right-of-way access and parking easement for the purpose of pedestrian and vehicular ingress, egress and parking over all access and entrance drives and over all parking areas of the Property. Landlord does hereby bind itself, its successors and assigns, to warrant and forever defend all and singular this easement unto Tenant and its successors and assigns, and against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through or under Tenant.

This Memorandum shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, representatives, successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum to be effective as of the day and year first above written.

Signature Page Follows

LANDLORD:

CHALET PROPERTIES, LLC

By:
Zephyr Isely, Co-Manager

Date:

TENANT:

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.

By:
Co-President

Date:

EXHIBIT 1 TO MEMORANDUM OF LEASE

EXHIBIT D

LANDLORD’S RELEASE AND WAIVER

LANDLORD’S RELEASE AND WAIVER

Re:

Gentlemen:

The undersigned, owner (Landlord) of certain Property located at                       , in the County of                               , State of           , (Property) of said Building and Property to                              (Tenant), pursuant to that certain Lease dated               , agrees as follows with respect to the various equipment to be installed at the Building and Property:

1.           The undersigned hereby waives, releases and relinquishes unto you, your successors and assigns, all right, title and interest of the undersigned in and to the personal property, described in Exhibit 1 attached hereto, now or hereafter located upon or installed in or upon said Building and Property, and the undersigned hereby consents to the locating or installing of said personal property in or upon said Building and Property.

2.           The undersigned further authorizes you, your successors or assigns, at your election, provided you shall give the undersigned reasonable notice (in no event less than two (2) business days) and an opportunity to be present during such entry, to enter upon said Building and Property during business hours and to remove said personal property therefrom, committing only such injury to said Building and Property as may be necessary to effect such removal, provided that you shall reimburse the undersigned for the cost of repair of any physical injury to the Building and Property caused by removal of personal property and provided that in no event shall you commit, or permit to be committed, any structural damage to said Building and Property, or to any building or improvement of which said Building and Property are a part; provided, however that the undersigned shall have the right to purchase said personal property from you at such time as you shall elect to remove the same from said Building and Property, paying therefore such sum as may be agreed upon between you and the undersigned. If the undersigned is interested in considering this right to purchase, he shall provide you with a non-binding notice of such interest within the referenced two (2) business days notice period. Thereafter, you will allow the undersigned ten (10) days in which to make a final decision, and you shall not remove the property during this ten (10) day period.

The undersigned further agrees that said personal property shall not be subject to any lien, suit or action instituted by the undersigned for non-payment of rent or any other debt now due or hereafter becoming due to the undersigned from Tenant, or any subsequent tenant, nor subject to any suit or action instituted by the undersigned for any default under the terms of any real estate mortgage and/or real estate contract of sale and purchase with respect to the Building and Property.

This Landlord’s Release and Waiver shall remain in effect so long as you, your successors or assigns, shall have any interest in said personal property by virtue of a chattel mortgage, or otherwise.

The undersigned executes this Landlord’s Release and Waiver upon the express condition that this Landlord’s Release and Waiver shall not be effective unless you agree to all of the terms hereinabove contained, and further, on the condition that you agree: (a) that the removal of any roof mounted equipment shall be done under the direct supervision of the undersigned or its agent and any openings or penetrations shall be repaired in accordance with plans approved in writing by the undersigned; (b) that any air conditioning and heating or ventilation equipment, drop ceiling, electric conduit and ceiling lighting installed shall become and remain a part of the real property; (c) to provide the undersigned with no less than two (2) business days written notice in the event of entry for repossession, and an opportunity to be present during such entry; (d) to remove the personal property on or before the expiration or earlier termination of this Lease, and if you fail to do so on or before forty-five (45) days following your receipt of written request so to remove such personal property, then as between you and the undersigned you shall be deemed to have waived any and all rights which you have had to such property.

If you remove the personal property in accordance herewith, you will store and dispose of or sell the personal property at some place other than the Building and Property, unless the same shall be purchased by the undersigned as provided above, you agree to indemnify, hold harmless and defend the undersigned from any liability, cost, demand, cause of action and claim which may arise or be asserted by reason of or attributable to any actions, activities or omissions in connection with the entry upon said Building and Property as hereinabove provided,

ACKNOWLEDGED AND AGREED:

Landlord:

By:
Its:
Date:

STATE OF	)
)ss.
COUNTY OF	)

On           , before me,                           , personally appeared                        personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

My Commission expires:

EXHIBIT E

TENANT’S SIGNAGE

EXHIBIT F

SUBORDINATION, ATTORNMENT
AND NON-DISTURBANCE AGREEMENT

SUBORDINATION, ATTORNMENT
AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (Agreement) is entered into to and be effective the                      day of                         , 20         by and between Vitamin Cottage Natural Food Markets, Inc., (Tenant) and                       , (Lender).

RECITALS

WHEREAS, Tenant is the Tenant under that certain Lease Agreement, including all renewals, extensions, amendments and modifications, heretofore or hereafter made (collectively, the “Lease”), dated                       , between Tenant and                 (Borrower), as Landlord, covering approximately                       square feet of rentable space situated at                      ,such premises being more particularly described in Exhibit 1 attached hereto and incorporated herein by reference for all purposes (Building and Property).

WHEREAS, Borrower, has heretofore obtained or is applying from Lender a mortgage loan secured by a deed of trust from Borrower to Lender (Mortgage), covering, among other property, the Building and Property, which Mortgage is recorded in Volume             , Page                  of the real property records of the county in which the Building and Property are located.

WHEREAS, Tenant desires to obtain assurances from Lender that its quiet possession of the Building and Property will not be disturbed by reason of, or in the event of foreclosure of the Mortgage, or otherwise; and

WHEREAS, Lender is willing to provide to Tenant such assurance by executing and delivering to Tenant this Agreement.

NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00) paid by Tenant to Lender, the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt of which is hereby acknowledged and deemed to be adequate, Tenant and Lender hereby agree and covenant as follows:

COVENANTS

1.                                       The Lease and estate conveyed thereby are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement.

2.                                       So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed: (i) the term of the Lease shall not be terminated or modified in any respect and Tenant’s right of quiet and exclusive possession of the Building and Property, and its other rights and privileges arising under the Lease, or under any extensions or renewals thereof, shall all be fully recognized and protected by Lender and shall not be disturbed, canceled, terminated, diminished, or otherwise interfered with by Lender under any circumstances and Tenant’s occupancy shall not be disturbed by Lender during the term of the Lease, or any extensions or renewals thereof; (ii) Lender will be bound by the terms of the Lease; and, (iii) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Mortgage, or any extension, renewal, consolidation or replacement thereof.

3.                                  If the interests of Landlord shall be acquired by Lender by reason of foreclosure of the Mortgage, or by trustee’s sale, or by any other proceedings brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method, or in the event the Building and Property shall be purchased by a third party at such a foreclosure, trustee’s sale, or by any other proceedings brought to enforce the rights of a lender, and Lender or such third party succeeds to the interests of Landlord under the Lease, the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease. Tenant shall be bound to Lender or such third party under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefore contained in the Lease, with the same force and effect as if Lender or such third party were the lessor under the Lease and Tenant does hereby attorn to Lender or such third party, as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of any party hereto, immediately upon Lender or such third party succeeding to the interest of Landlord under the Lease, provided, however, that Tenant shall be under no obligation to pay rent to Lender or such third party until Tenant receives written notice from Lender or such third party that Lender or such third party has succeeded to the interests of Landlord under the Lease, and that all future rental payments should be paid to the address set forth in such notice. The respective rights and obligations of Tenant and Lender, or such third party, upon such attornment, to the extent of the then remaining balance of the term of the Lease, and any extensions or renewals thereof, shall be and are the same as now set forth in the Lease, it being the intention of the parties hereto for this purpose to incorporate the Lease into this Agreement by reference, with the same force and effect as if set forth at length herein.

4.                                  If Lender or a third party shall succeed to the interests of Borrower under the Lease, Lender or such third party shall be bound to Tenant under all of the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such third party for the breach of any covenant, provision or agreement contained in the Lease that Tenant might have had under the Lease against Borrower if Lender or such third party had not succeeded to the interests of Borrower; provided, however, that Lender or such third party shall not be:

a.                                       liable for any act or omission of any prior landlord (including Borrower);

b.                                      bound by any rent or additional rent (but not including Security Deposit) which Tenant might have paid for more than the current month to any prior landlord (including Borrower), and all such rent shall remain due and owing notwithstanding such advance payment; or

5.                                  Borrower and Tenant may, from time to time, modify or amend the Lease in the ordinary course of business without Lender’s written consent or approval.

6.                                  This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. Tenant further agrees to send to Lender at the following address copies of those notices given to Borrower pursuant to the terms of the aforesaid Lease which relate to Borrower’s or Tenant’s default, insurance, casualty and condemnation matters at the same time such notice is given to Borrower:

Attention:

7.                                  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, it being expressly understood that all references herein to Lender shall be deemed to include not only Lender, but also its legal representatives, successors and assigns, and all subsequent owners of the Building and Property acquiring title thereto from or through Lender.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their proper officers or representatives to be effective as of the day and year first above written.

LENDER:			TENANT:

Vitamin Cottage Natural Food Markets, Inc
By:		by
Its:			Co-President

	Date:		Date:

EXHIBIT 1 TO SUBORDINATION, ATTORNMENT
AND NON-DISTURBANCE AGREEMENT
PREMISES:

2

EXHIBIT G

RENT COMMENCEMENT DATE MEMORANDUM

3

RENT COMMENCEMENT DATE MEMORANDUM

This Memorandum is made this          day of                        , 20               , between Chalet Properties, LLC, (Landlord) and Vitamin Cottage Natural Food Markets, Inc., (Tenant).

a.                                       Landlord and Tenant have entered into that certain Lease dated                   (“Lease”) for Building and Property located at 3350 S. Clack Street, Abilene, Texas; and

b.                                      The Initial Term of the Lease commenced on                                         , 20     .

c.                                       The Initial Term of the Lease shall expire on                                         , 20    .

d.                                      Tenant has                 options of                 years each which may be executed in accordance with the terms of the Lease.

e.                                       The Ready For Occupancy Date is                                                             20       .

f.                                         The Rent Commencement Date under the Lease is                                                                , 20     .

g.                                      To the best of Landlord’s and Tenant’s knowledge, there are currently no uncured defaults on the part of either party.

4

EXHIBIT H

COVENANT DOCUMENTS

5

EXHIBIT I

OPTION TO RENEW

6

OPTION TO RENEWAL

This Option to Renew is attached to and becomes a part of that certain Building Lease of even date herewith which has been or will be executed by and between Chalet Properties, LLC Landlord, and Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation, as Tenant. The consideration for this Option to Renew is the full and faithful performance of the Tenant under the Lease.

a.                                       Tenant is hereby granted the option to extend the Term of the Lease for two (2) five-year periods (each, an “Extension Term”) by giving notice of exercise of the option (Option Notice) to Landlord as described in subparagraph (c) below, before the expiration of the initial Term, or the first Extension Term, as applicable, upon the same terms contained in this Lease, excluding the provisions of this Exhibit I and except for the amount of Minimum Rent and Additional Rent payable during each Extension Term; and any reference in the Lease to the “Term” of the Lease shall be deemed to include any Extension Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options except as stated herein.

b.                                      The Minimum Rent during each Extension Term shall be as specified in subparagraph 1(1) of the Lease.

c.                                       To exercise any option to extend, Tenant must deliver a binding notice to Landlord not more than twelve (12) months and not less than 90 days prior to the expiration of the initial Term of this Lease, or the first Extension Term, as applicable. Notwithstanding anything herein to the contrary, should Tenant fail to timely provide written notice of its election to exercise an option to extend, Landlord will notify Tenant in writing that it has missed the deadline and Tenant shall have ten (10) days after receipt of such notice from Landlord to provide Landlord with written notice of its election to exercise an option to extend. If Tenant fails to provide notice to Landlord within such 10-day period, Tenant’s option to extend (and any future options to extend) will be terminated and Tenant will be deemed to have waived its option to extend.

d.                                      Tenant’s option to extend the Lease is subject to the conditions that, on the date that Tenant delivers its binding notice exercising an option to extend, Tenant: (i) is not in default under the Lease after the expiration of any applicable notice and cure periods; and, (i) subject to the Tenant’s right to a Permitted Transfer of the Lease which Permitted Transferee shall be allowed to exercise these options, Tenant shall not have assigned this Lease, or sublet any portion of the Building and Property under a sublease which is effective at any time during the final twelve (12) months of the initial Term or the first Extension Term, as applicable, to any person or entity.

e.                                       After exercise of the second extension options granted herein, if at all, there shall be no further rights on the part of Tenant to extend the Initial Lease Term. Tenant’s failure to timely and effectively exercise any option to extend shall be deemed to revoke all subsequent extension options.

7

EXHIBIT J

RULES, REGULATIONS AND EXCLUSIVE USES

None

8

EXHIBIT K

SIGN REQUIREMENTS

None

9

EXHIBIT L

TENANT FINISH ALLOWANCE

None

10